Exhibit 12.01

                                                    SCANA CORPORATION
                                                  CALCULATION OF RATIOS
                                          FOR THE YEAR ENDED DECEMBER 31, 2001
                                                  (Millions of Dollars)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                        $632.8

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding
          Mortgage Bond Indenture                            $31.1
     Other indebtedness (1)                                   78.5
          Total annualized interest charges                             109.6

                Bond Ratio                                               5.77

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (1)                                                          $626.3

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture $78.5
     Other indebtedness (1)                                           31.1
          Total annualized interest charges                                109.6

                New Bond Ratio                                              5.71

     (1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                          $214.6

Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures            $109.6
     Preferred Dividend Requirements                                        7.4
          Total annualized interest charges                                117.0

                Preferred Stock Ratio                                       1.83

(1) As defined under SCE&G's Restated Articles of Incorporation.




                                                           SCANA CORPORATION
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                         For Each of the Five Years Ended December 31, 2001
                                                        (Millions of Dollars)

                                                                                       Years Ended December 31,
                                                                  ----------------------------------------------------------

                                                                  2001            2000        1999       1998        1997
                                                                  ----            ----        ----       ----        ----

Fixed Charges as defined:
     Interest on long-term debt                                      $227.5     $226.1      $143.0     $128.0      $124.6
     Amortization of debt premium, discount and expense (net)              6.4        4.4         3.1        2.7         2.6
     Interest component on rentals                                         1.8        1.2         0.8        0.9         1.8
     Preference security dividend requirement                            15.7       15.8        15.8       15.8        15.6
----------------------------------------------------------------- ------------- ----------- ---------- ----------- ---------

            Total Fixed Charges (A)                                  $251.4     $247.5      $162.7     $147.4      $144.6
================================================================= ============= =========== ========== =========== =========

Earnings, as defined:
     Pretax income from continuing operations                        $851.6     $374.3      $302.5     $366.2      $344.2
     Total fixed charges above                                         251.4      247.5       162.7      147.4       144.6
     Distribution from equity investee                                   11.2         5.9         1.3           -           -
     Preference security dividend requirements from above              (15.7)     (15.8)      (15.8)     (15.8)      (15.6)
----------------------------------------------------------------- ------------- ----------- ---------- ----------- ---------

          Total Earnings (B)                                      $1,098.5      $611.9      $450.7     $497.8      $473.2
================================================================= ============= =========== ========== =========== =========

Ratio of Earnings to fixed charges (B/A)                                 4.37       2.47        2.77       3.38       3.27
================================================================= ============= =========== ========== =========== =========

                                                                   Exhibit 12.01

                      SOUTH CAROLINA ELECTRIC & GAS COMPANY
                              CALCULATION OF RATIOS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                              (Millions of Dollars)
CALCULATION OF BOND RATIO:

Net earnings (1)                                                         $632.8

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First and  Refunding
          Mortgage Bond Indenture                                         $31.1
     Other indebtedness (1)                                                78.5
          Total annualized interest charges                               109.6

                Bond Ratio                                                 5.77

(1) As defined under SCE&G's First and Refunding Mortgage Bond Indenture, dated April 1, 1945 (Old Mortgage).


CALCULATION OF NEW BOND RATIO:

Net earnings (1)                                                          $626.3

Divide by annualized interest charges on:
     Bonds authenticated under SCE&G's First Mortgage Bond Indenture       $78.5
     Other indebtedness (1)                                                 31.1
          Total annualized interest charges                                109.6

                New Bond Ratio                                              5.71

     (1) As defined under SCE&G's Collateral Trust Mortgage Indenture, dated April 1, 1993 (New Mortgage).


CALCULATION OF PREFERRED STOCK RATIO:

Net earnings (1)                                                          $214.6
Divide by annualized interest charges on:
     Bonds outstanding under SCE&G's mortgage bond indentures  $109.9
     Preferred Dividend Requirements                              7.4
          Total annualized interest charges                                117.0
                Preferred Stock Ratio                                       1.83

(1) As defined under SCE&G's Restated Articles of Incorporation.


                                                SOUTH CAROLINA ELECTRIC & GAS COMPANY
                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                         For Each of the Five Years Ended December 31, 2001
                                                      (Millions of Dollars)

                                                                                      Years Ended December 31,

                                                                 -----------------------------------------------------------

                                                                 2001         2000         1999       1998        1997
                                                                 ----         ----         ----       ----        ----

Fixed Charges as defined:
     Interest on long-term debt                                   $115.8    $106.4       $103.0       $98.8       $98.9
     Amortization of debt premium, discount and expense (net)           2.8       2.6          2.5        2.3         2.3
     Interest component on rentals                                      1.8       1.1          0.8        0.9         1.8
     Preference security dividend requirement                           3.8       3.8          3.8        3.8         0.7
---------------------------------------------------------------- ---------- ------------ ---------- ----------- ------------

            Total Fixed Charges (A)                               $124.2    $113.9       $110.1     $105.8      $103.7
================================================================ ========== ============ ========== =========== ============

Earnings, as defined:
     Pretax income from continuing operations                     $349.0    $372.7       $302.7     $363.1      $295.9
     Total fixed charges above                                      124.2     113.9        110.1      105.8       103.7
     Preference security dividend requirements from above             (3.8)     (3.8)         (3.8)      (3.8)      (0.7)
---------------------------------------------------------------- ---------- ------------ ---------- ----------- ------------

          Total Earnings (B)                                     $469.4     $482.8       $409.0     $465.1      $398.9
================================================================ ========== ============ ========== =========== ============

Ratio of Earnings to fixed charges (B/A)                             3.78       4.24         3.71       4.40       3.85
================================================================ ========== ============ ========== =========== ============



             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           For the Years Ended December 31, 2001, 2000 and Each of the Previous Three Fiscal Years Ended September 30, 1999
                                                         (Millions of Dollars)


                                                              Years Ended              Fiscal Years Ended
                                                             December 31,                 September 30,
                                                          2001          2000           1999      1998     1997
                                                          ----          ----           ----      ----     ----

Fixed Charges as defined:
     Interest on long-term debt                           $20.3         $12.4        $13.7     $15.0    $15.1
     Interest expense                                       2.4            8.0          4.6       3.2      2.3
     Amortization of debt discount                          0.3            0.2           0.4       0.2      0.2
 Interest components on rentals                              0.3           0.1           0.1       0.1      0.1
-------------------------------------------------------------------- ------------ -- --------- -------- --------

            Total Fixed Charges (A)                       $23.3         $20.7        $18.8     $18.5    $17.7
==================================================================== ============ == ========= ======== ========

Earnings, as defined:
     Pretax income from continuing operations             $32.9         $45.1        $41.9     $41.1    $43.2
     Total fixed charges above                             23.3          20.7          18.8      18.5     17.7
     Pretax equity earnings of investees                   (5.2)         (5.4)         (1.0)     (0.1)    (0.5)
     Cash Distributions from equity investees               8.2           2.7        -                -      -
-------------------------------------------------------------------- ------------ -- --------- -------- --------

          Total Earnings (B)                              $59.2         $63.1        $59.7     $59.5    $60.4
==================================================================== ============ == ========= ======== ========

Ratio of Earnings to fixed charges (B/A)                   2.54          3.05          3.18      3.22     3.41
==================================================================== ============ == ========= ======== ========
